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                                                                   Exhibit 10.1

                                                                   SAN FRANCISCO

                         SECOND AMENDMENT TO AMENDED AND
                          RESTATED MANAGEMENT AGREEMENT

         This Second Amendment to Amended and Restated Management Agreement (this "Second Amendment") is made and entered into as of this 1st day of September, 1999 by and among St. Francis Hotel Corporation, a Delaware corporation, in its capacity as successor-by-assignment to Westin Hotel Company, a Delaware corporation, (in such capacity, "Westin"), The Westin St. Francis Limited Partnership, a Delaware limited partnership (the "Hotel Partnership"), St.Francis Hotel Corporation, a Delaware corporation, in its capacity as general partner of the Hotel Partnership; (in such capacity, the "Hotel General Partner"), and Westin Hotels Limited Partnership, a Delaware limited partnership ("WHLP").

                                    RECITALS


1. Westin, the General Partner, the Hotel Partnership and WHLP are parties to that certain Amended and Restated Management Agreement dated August 21, 1986 (as amended from time to time, the "Management Agreement') pertaining to the management of the hotel located on Union Square in San Francisco, California and currently known as The Westin St. Francis (the "Hotel").

2. The Hotel General Partner and WHLP are parties to a certain Amended and Restated Agreement of Limited Partnership for the Hotel Partnership dated as of December 31, 1986 (as amended from time to time, the "Hotel Partnership Agreement") providing for the ownership and operation of the Hotel by the Hotel Partnership. WHLP is the sole limited partner of the Hotel Partnership.

3. Westin Realty Corp., a Delaware corporation (the "Parent General Partner") and the persons and entities from time to time reflected on the books and records of WHLP as limited partners therein (collectively, the "Limited Partners"), are parties to a certain Amended and Restated Agreement of Limited Partnership of WHLP dated as of December 31, 1986 (the "WHLP Partnership Agreement") providing for the ownership and operation of the Hotel through the ownership of limited partnership interests in the Hotel Partnership, and the ownership and operation of the hotel commonly known as The Westin Michigan Avenue in Chicago, Illinois (the "Chicago Hotel") through the ownership of limited partnership interests in the Westin Chicago Limited Partnership, a limited partnership owning the Chicago Hotel (the "Chicago Hotel Partnership").

4. The Parent General Partner has been actively reviewing opportunities to sell the Hotel in accordance with Section 8.02(d) of the WHLP Partnership Agreement and has determined that it is in the best interests of WHLP and the Limited Partners to solicit offers to purchase the Hotel at this time and to endeavor to sell the Hotel to a qualified buyer in accordance with and subject to the WHLP Partnership Agreement, the Management Agreement and the Hotel Partnership Agreement.
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                                                                   SAN FRANCISCO

5. Each of the Management Agreement and the management agreement pertaining to the Chicago Hotel dated August 21, 1986 by and among 909 Michigan Avenue Corporation, a Delaware corporation (the "Chicago Hotel General Partner"), the Chicago Hotel Partnership and WHLP (the "Chicago Management Agreement") (collectively, the "Management Agreements") contain certain terms and provisions that provide for Incentive Management Fees (as defined in each of such Management Agreements) payable to Westin based upon the pooled operations of the Hotel and the Chicago Hotel, reflecting the common ownership by WHLP of the Hotel Partnership and the Chicago Hotel Partnership.

6. The WHLP Partnership Agreement contains certain cash flow distribution priorities by which the payment of the Incentive Management Fees is provided for.

7. The Management Agreements provide that they shall survive sales of the Hotel and the Chicago Hotel (collectively, the "Hotels") unless terminated by Westin in accordance with their terms.

8. The Parent General Partner, the Hotel General Partner and the Chicago Hotel General Partner (collectively, the "General Partners') have determined that it is in the best interests of WHLP, the Hotel Partnership and the Chicago Hotel Partnership and the Limited Partners to cause the Management Agreements to be amended in the manner set forth below to facilitate prospective sales of one or more of the Hotels by clarifying certain ambiguities that arise under the Management Agreements following a sale of one or both of the Hotels.

9. Westin has agreed to amend the Management Agreements in the manner requested by the General Partners to facilitate the General Partners' efforts to sell the Hotels and to avoid possible disputes with subsequent owners of the Hotels regarding the effect of certain provisions in the Management Agreements following a sale of the Hotels.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Effectiveness of Amendment. This Second Amendment shall become effective only upon the sale of the Hotel by the Hotel Partnership.

2. Defined Terms. Capitalized terms used but not otherwise defined in this Second Amendment shall have the meaning given in the Management Agreement.

3. Amended Incentive Management Fee Provisions. Effective upon a sale of the Hotel and for all periods following the date of the closing of such sale, whether effected by a sale, exchange, involuntary conversion, condemnation or other disposition of all or substantially all of the assets

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                                                                   SAN FRANCISCO

comprising the Hotel by the Hotel Partnership or the transfer by WHLP of the general and limited partnership interests in the Hotel Partnership by sale, operation of merger or otherwise, Sections 3.2(b) - (e) shall be deleted in their entirety and replaced with the following:

"a. Base Management Fee. The party owning the Hotel (the "Owner") shall pay to Westin an annual Base Management Fee equal to three and one-half percent (3.5%) of the annual Gross Revenue. The Base Management Fee shall be paid monthly based on the monthly Gross Revenue of the Hotel, prior to distributions of cash to the Owner.

b. Incentive Management Fees. Westin shall receive Incentive Management Fees based upon the Net Operating Cash Flow (as defined below) of the Hotel; provided, however, that if the party owning the Hotel (the "Owner") also owns, directly or indirectly, the Chicago Hotel, managed by an affiliate of Westin pursuant to a management agreement in substantially the same form as this Agreement (the "Chicago Management Agreement"), the Incentive Management Fees payable under this Agreement and the Chicago Management Agreement shall be determined on a pooled basis based upon the combined Net Operating Cash Flow of the Hotel and the Chicago Hotel. In such event, the expense and liability for the Incentive Management Fees, as computed by Westin, shall be allocated between the Owner and the partnership or other entity owning the Chicago Hotel (the "Chicago Hotel Owner") in the ratio of the positive Net Operating Cash Flows of each Hotel, provided that if one of the Hotels has negative Net Operating Cash Flow, then no Incentive Management Fee shall be payable with respect thereto, and the entire Incentive Management Fee payable in respect of the combined Net Operating Cash Flows of the Hotels shall be payable with respect to whichever of the Hotels had positive Net Operating Cash Flow.

                  (1) The Owner shall pay on a quarterly basis to Westin pursuant to Section 3.2(e) an Incentive Management Fee based upon one-fourth of the anticipated annual Net Operating Cash Flow of the Hotel, as disclosed in the then current approved Operating Plan and Budget, but adjusted as required during such Operating Year. The Incentive Management Fee for the final quarter of any Operating Year shall be that amount required to adjust the preceding three quarters' estimates to the annual actual computed amount taking into account the pooling adjustments provided for in the succeeding sentence. If Owner also owns, directly or indirectly, the Chicago Hotel, and if the Chicago Hotel has negative Net Operating Cash Flow for the Operating Year in question, then in addition to the adjustment provided for in the immediately preceding sentence, the Incentive Management Fee shall be further adjusted to reflect a reduction in Net Operating Cash Flow of the Hotel by the amount of the negative Net Operating Cash Flow of the Chicago Hotel.

                  (2) In any quarter for which the Hotel's Net Cash Flow, as defined below, is insufficient to pay Westin the full amount of the current quarter's Incentive Management Fee in accordance with the payment provisions of Section 3.2(f),the unpaid portion may be deferred

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                                                                   SAN FRANCISCO

         until subsequent quarters of Owner's Operating Year, without interest. Incentive Management Fees unpaid at the end of any Operating Year may be deferred to subsequent Operating Years without interest.

                  (3) The annual Incentive Management Fee, as described herein, shall be equal to 20% of Net Operating Cash Flow of the Hotel.

c. Annual Statement. After each Operating Year, Westin shall cause to be prepared and delivered to Owner a statement showing the calculation and payment of the Base Management Fee and the annual Incentive Management Fee for that Operating Year.

d. Definitions. For purposes of this Section 3.2, with respect to any fiscal period:

                  (4) "Net Cash Flow" shall mean all cash receipts and funds received by Owner from the ownership and operation of the Hotel, (other than (i) capital contributions to Owner, (ii) the proceeds of any borrowing by Owner, (iii) any amounts received by Owner from or as a result of any Sale or refinancing of the Hotel, or (iv) working capital or other reasonable reserves of the Owner), less the sum of the following to the extent made from such cash receipts or other funds received by the Owner (other than the aforesaid funds withdrawn from reserves therefor):

                           (1) all sums paid to lenders including, but not by
                  way of limitation, all principal and interest payments on mortgages and other indebtedness of the Owner related to or secured by the Hotel including all principal and interest payments on the Mortgage Loans;

                           (2) all cash expenditures incurred incident to the
                  normal operation of the Owner's business, including without limitation those expenses of Westin and its Affiliates reimbursed by Owner pursuant to the provisions hereof (but not including Incentive Management Fees);

                           (3) all cash contributed or advanced to or on behalf
                  of Owner, whether for capital improvements to, or renovation of, the Hotel but not including cash contributed to Owner by the owners of the equity interests in Owner for any other purpose; and

                           (4) such reserves as Owner in its reasonable
                  discretion deems to be reasonably required for the proper operation of the Hotel.

                  (4) Net Operating Cash Flow shall mean net income (loss) from operations of the Hotel as determined in accordance with generally accepted accounting principles, subject to

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                                                                   SAN FRANCISCO

         the following adjustments:

                           (a) in arriving at Net Operating Cash Flow the
                  following shall be added back if and to the extent that they have been deducted in determining such net income (loss):

                                    (1) all interest expense;

                                    (2) depreciation and amortization expense;

                                    (3) other expense items of an extraordinary
                           nonrecurring nature not associated with normal operations of the Hotel including, but not limited to, any uninsured casualty loss and any deductible paid in conjunction with a loss covered by insurance; and

                           (b) the amount of net income (loss) shall be further
                  adjusted by deducting the amount of all capital improvements or renovations funded by sources other than external borrowings.

e. Payment of Incentive Management Fee. The Incentive Management Fee shall accrue at the rate provided for in Section 3.2(b) and shall be paid from the Net Cash Flow of the Hotel not less frequently than quarterly; provided, however, that if Owner also owns, directly or indirectly, the Chicago Hotel, the amount of the Incentive Management Fees currently payable shall be determined on the basis of the combined Net Cash Flows of the Hotel and the Chicago Hotel. Westin shall determine the amount of the Hotel Net Cash Flow available for payment of Incentive Management Fees in accordance with the following priorities:

                  (1) 100% of the Net Cash Flow then available for distribution shall be paid by Westin to the Owner until, with respect to such Operating Year, the Owner has received an amount equal to $9,236,394 (the "First Incentive Threshold"); provided that if Owner also owns, directly or indirectly, the Chicago Hotel, the First Incentive Threshold shall be $12,882,000;

                  (2) 100% of any remaining Net Cash Flow then available for distribution shall be paid to Westin as the Incentive Management Fees payable by Owner with respect to such Operating Year, until Westin has received an amount equal to 50% of the aggregate Incentive Management Fees payable by Owner with respect to such Operating Year;

                  (3) subject to the proviso in subsection (v) below, 70% of any remaining Net Cash Flow then available shall be paid to Owner and 30% shall be paid to Westin as

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                                                                   SAN FRANCISCO

         additional amounts of current Incentive Management Fees then payable by Owner, until the aggregate amount of current Incentive Management Fees then payable by Owner are paid; and

                  (4) subject to the proviso in subsection (f) below, 70% of any remaining Net Cash Flow then available for distribution shall be paid to Owner and 30% shall be paid to Westin in respect of the aggregate amounts of deferred Incentive Management Fees then payable by Owner, until such aggregate amounts of deferred Incentive Management Fees then payable by the Owner are paid.

                  (5) During any such Operating Year in which Owner shall have received an amount equal to $14,583,780 (the "Second Incentive Threshold"), pursuant to clauses (i) through (iv), the 70%/30% apportionment in subsections (iii) and (iv) of this Section 3.2(e) shall be replaced with a 50%/50% apportionment for the balance of such Operating Year; provided that if Owner also owns, directly or indirectly, the Chicago Hotel, the Second Incentive Threshold shall be $20,340,000.

f. Application of Sale or Refinancing Proceeds. Sale or Refinancing Proceeds (as defined below) received by Owner in any Operating Year from a financing or a Sale of the Hotel shall be paid to Westin by Owner to the extent of all current and deferred Incentive Management Fees then payable. Payments pursuant to this
Section 3.2(f) shall be made by the end of the Operating Year of the refinancing or Sale or within 90 days after the date of such refinancing or Sale, whichever is later. For purposes hereof, "Sale or Refinancing Proceeds' means the net cash proceeds received by Owner from or as a result of any Sale or refinancing of the Hotel, or if Owner is a general or limited partnership, limited liability company, corporation trust or other entity (an "Entity") the net cash proceeds to the owners of the equity interests (of all classes) of such Entity from the Sale of the equity interests in such Entity, after deducting (i) any expenses incurred in connection therewith, (ii) any amounts applied by the Owner in its sole discretion towards the payment of any indebtedness of the Owner related to or secured by the Hotel, including payments of principal and interest on the Mortgage Loans (but not including payment of Incentive Management Fees), (iii) the payment of any other expenses related to the ownership or operation of the Hotel and (iv) the establishment of any reserves deemed reasonably necessary by such Owner related to the ownership or operation of the Hotel."

4. Acknowledgment and Ratification. Except as expressly amended hereby, the terms and provisions of the Management Agreement are hereby ratified and confirmed.

                          signatures on following page

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                                                                   SAN FRANCISCO

         IN WITNESS WHEREOF, the parties has hereunto executed this First Amendment as of the date first above referenced.

                        WESTIN:

                        ST. FRANCIS HOTEL CORPORATION, a Delaware corporation, successor-by-assignment to Westin Hotel Company

                            /s/ Ted Darnall
                        By: ___________________________________________________
                            Ted Darnall
                            President

                        HOTEL GENERAL PARTNER:

                        ST. FRANCIS HOTEL CORPORATION, a Delaware corporation

                            /s/ Ted Darnall
                        By: ___________________________________________________
                            Ted Darnall
                            President

                        HOTEL PARTNERSHIP:

                        THE WESTIN ST. FRANCIS LIMITED PARTNERSHIP, a Delaware limited partnership

                        By: ST. FRANCIS HOTEL CORPORATION, General Partner

                            /s/ Ted Darnall
                        By: ___________________________________________________
                            Ted Darnall
                            President

                        WHLP:

                        WESTIN HOTELS LIMITED PARTNERSHIP, a Delaware limited partnership

                        By: WESTIN REALTY CORP., GENERAL PARTNER

                            /s/ Thomas C. Janson, Jr.
                        By: ___________________________________________________
                            Thomas C. Janson, Jr.
                            Vice President & Secretary

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